PRICING SUPPLEMENT NO. 34A                                      Rule 424(b)(3)
DATED:  January 5, 2000                                     File No. 333-83049
(To Prospectus dated August 9, 1999 and
Prospectus Supplement dated August 9, 1999)



                                $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B


Principal Amount: $50,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 1/06/2000   Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 1/05/2001         CUSIP#: 073928MA8

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------          --------             -------            --------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                    Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]  Federal Funds Rate                 Interest Reset Date(s):  *

[ ]  Treasury Rate                      Interest Reset Period:  Monthly

[ ]  LIBOR Reuters                      Interest Payment Date(s):  **

[x]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate: 5.8425%           Interest Payment Period:  Monthly

Index Maturity:  One Month

Spread (plus or minus):  +0.05%

*  On 2/7/2000, 3/6/2000, 4/5/2000, 5/5/2000, 6/5/2000, 7/5/2000, 8/7/2000,
   9/5/2000, 10/5/2000, 11/6/2000 and 12/5/2000.

** On 2/7/2000, 3/6/2000, 4/5/2000, 5/5/2000, 6/5/2000, 7/5/2000, 8/7/2000,
   9/5/2000, 10/5/2000, 11/6/2000, 12/5/2000 and 1/5/2001.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.